Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated January 29, 1999, with respect to the financial statements and schedules of Commercial Assets, Inc. included in this Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 1998.





                                                           /s/ Ernst & Young LLP

Denver, Colorado
March 1, 2000